SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

        Date of Report (Date of earliest event reported February 4, 2004

RENT-WAY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22026	25-1407782
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

One RentWay Place, Erie, Pennsylvania	16505
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code (814) 455-5378

______________________Not Applicable________________________ (Former name or former address, if changed since last report)

Item 12.    Results of Operations and Financial Condition.

        On February 4, 2004, Rent-Way, Inc. issued a news release announcing its financial results for the first quarter ended December 31, 2003. A copy of this news release is attached as Exhibit 99.1.

        The following information is being furnished pursuant to Item 12, and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herein to duly authorized.

RENT-WAY, INC.

By: /S/ WILLIAM A. MCDONNELL	February 4, 2004
(Signature)	(Date)
William A. McDonnell
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	News Release dated February 4, 2004

ERIE, PA., February 4, 2004/PRNewswire - First Call--Rent-Way, Inc. (NYSE: RWY) today reported financial results for its fiscal 2004 first quarter ended December 31, 2003.

        The Company reported consolidated revenues of $123.6 million versus $119.8 million in the same quarter last year. Revenues from the Company’s core rental business (which excludes the company’s dPi Teleconnect unit) were $117.6 million versus $111.0 million in the same quarter last year. Same store revenues increased 6.6% versus last year’s quarter. Consolidated operating income in the quarter was $8.5 million, up from $4.5 million in the same period last year. Consolidated net loss allocable to common shareholders on a GAAP basis was $6.2 million, or $(0.24) per share versus a net loss of $5.4 million last year or $(0.21) per share. GAAP net loss for the quarter gives effect to accounting charges of $7.1 million (net), including a non-cash accounting charge of $5.7 million related to the conversion feature of the Company’s preferred stock. Without these significant items, net income allocable to common shareholders would have $0.9 million, or $0.03 per share.

        “Our strategy of focusing on top line growth to drive operating profits higher is beginning to take hold,” stated William Morgenstern, Rent-Way’s, Chairman and CEO. “Our improvement in comp sales performance and greatly improved operating income is particularly gratifying. Looking forward, we will continue to focus on top line growth and increasing our operating income.”

        William McDonnell, Vice President and Chief Financial Officer stated, “We exceeded our earlier guidance on revenue and operating income for the period. Shareholders should note the $5.7 million charge mentioned above, the largest single non-cash charge in the quarter, is directly related to the healthy improvement in our stock price over the quarter. SFAS 133, Accounting for Derivative Instruments and Hedging Activities, requires the company to evaluate the value of the imbedded derivative in the company’s $15 million preferred stock instrument. This charge does not reflect any increase in our cash obligations to the preferred shareholders.”

        The company reported EBITDA for the quarter of $12.6 million versus $10.6 million in the same quarter last year. EBITDA as defined by the Company is operating income plus depreciation of property and equipment and amortization of goodwill and other intangibles. The Company believes EBITDA provides investors useful information regarding its ability to service its debt and generate cash for other purposes, including for capital expenditures and working capital. The Company reported net cash used in operations for the quarter of $20.3 million versus $18.2 million in the same quarter last year. Reconciliations of the non-GAAP measures mentioned above to the nearest comparable GAAP measures is presented in the chart of supplemental information attached to this release.

About Rent-Way

        Rent-Way is one of the nation’s largest operators of rental-purchase stores. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 753 stores in 33 states.

RENT-WAY, INC.
SELECTED BALANCE SHEET DATA
(all dollars in thousands)
	December 31, 2003	September 30, 2003
Cash and cash equivalents	$5,715	$3,303
Prepaid expenses	4,903	8,144

Rental merchandise, net	198,884	171,982

Total Assets	462,752	457,859

Accounts payable	32,191	30,244

Debt	252,418	214,592

Total Liabilities	339,969	335,079

Shareholders' Equity	100,996	106,789

RENT-WAY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(all dollars in thousands, except per share data)
	For the three months ended
	December 31,
	2003		2002
Revenues:
Rental revenue	$102,428	82.9%	$96,787	80.8%
Prepaid phone service revenue	6,190	5.0%	9,261	7.7%
Other revenue	14,991	12.1%	13,790	11.5%
Total Revenue	123,609	100.0%	119,838	100.0%

Costs and operating expenses:
Depreciation and amortization:
Rental merchandise	32,872	26.6%	28,693	23.9%
Property and equipment	3,982	3.2%	5,656	4.7%
Amortization of intangibles	115	0.1%	478	0.4%
Cost of prepaid phone service	3,979	3.2%	5,727	4.8%
Salaries and wages	33,642	27.2%	33,745	28.2%
Advertising, net	6,129	5.0%	8,760	7.3%
Occupancy	8,701	7.0%	7,660	6.4%
Other operating expenses	25,670	20.8%	24,625	20.5%

Total costs and operating expenses	115,090	93.1%	115,344	96.2%
Operating income	8,519	6.9%	4,494	3.8%
Other income (expense):
Interest expense	(7,859)	-6.4%	(8,698)	-7.3%;
Interest income	770	0.6%	11	0.0%
Amortization and write off of deferred financing costs	(344)	-0.3%	(398)	-0.3%
Other income (expense), net	(4,236)	-3.4% %	1,487	1.2%

Loss before income taxes	(3,150)	-2.5%	(3,104)	-2.6%

Income tax expense	1,395	1.1%	1,430	1.2%

Loss before discontinued operations	(4,545)	-3.7%	(4,534)	-3.8%
Loss from discontinued operations	(1,272)	-1.0%	(827)	-0.7%

Net loss	$(5,817)	-4.7%	$(5,361)	-4.5%

Amortization of deemed dividend and accretion of preferred
stock	(395)	-0.3%	--	0.0%

Net loss allocable to common shareholders	$(6,212)	-5.0%	$(5,361)	-4.5%

Loss per common share:
Basic loss per common share
Loss before discontinued operations	$(0.17)	$(0.18)

Net loss allocable to common shareholders	$(0.24)	$(0.21)

Diluted loss per common share
Loss before discontinued operations	$(0.17)	$(0.18)

Net loss allocable to common shareholders	$(0.24)	$(0.21)

Weighted average common shares outstanding:
Basic	26,078	25,686

Diluted	26,078	25,686

Reconciliation of Consolidated Net Loss to Consolidated Net Income Excluding
Significant Items
and to Net Loss Allocable to Common Shareholders Excluding Significant Items
(all dollars in thousands, except per share data)

Three Months Ended
12/31/2003
Net loss	$(5,817)
Significant items:
Charge related to conversion feature of preferred stock	5,703
Loss from discontinued operations	1,272
Charge related to deferred income taxes	1,395
Gain on value of interest rate swap portfolio	(1,293)

Net income excluding significant items	$1,260
Amortization of deemed dividend and accretion of preferred
stock	(395)

Net income allocable to common shareholders excluding
significant items	$865

Earnings per share excluding significant items	$0.03

Calculation of EBITDA and Reconciliation of Net Cash Used in Operations to EBITDA For the Three Months Ended December 31, 2003 and 2002 (all dollars in thousands)
	Three Months Ended
	12/31/03	12/31/02
Calculation of EBITDA
Operating income	$8,519	$4,494
Depreciation - property and equipment	3,982	5,656
Amortization of intangibles	115	478

EBITDA	$12,616	$10,628

Reconciliation of Net Cash Used in Operations to EBITDA
	Three Months Ended
	12/31/03	12/31/02
Net cash used in operating activities	$(20,291)	$(18,230)
Depreciation and amortization	(37,271)	(34,988)
Depreciation - property and equipment	3,982	5,656
Amortization of intangibles	115	478
Interest expense	7,859	8,698
Interest income	(770)	(11)
Amortization and write off of deferred financing costs	344	398
Other income (expense)	4,236	(1,487)
Income taxes	1,395	1,430
Deferred income taxes	(1,395)	(1,430)
Market adjustment for interest rate swap derivative	1,293	1,205
Market adjustment for preferred stock conversion option derivative	(5,703)	--
Write-off of property and equipment	(139)	(102)
Gain on sale of assets	--	195
Changes in assets and liabilities:
Restricted cash for shareholder litigation	(10,000)	--
Prepaid expenses	(3,241)	(466)
Rental merchandise	59,774	53,900
Rental merchandise deposits and credits due from vendors	(243)	(75)
Income tax receivable	--	(4)
Other assets	(344)	392
Accounts payable	(9,334)	(3,875)
Other liabilities	22,104	(3,261)
Cash used in discontinued operations	245	2,205

EBITDA	$12,616	$10,628